SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12

                            CHELSEA GCA REALTY, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]    No fee required
 [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:____________________________________________

        (2) Aggregate number of securities to which transaction applies: ___________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            _________________________________________________________________

        (4) Proposed maximum aggregate value of transaction:_________________

        (5) Total fee paid:__________________________________________________


[ ]     Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:_________________________________________

        (2) Form, Schedule or Registration Statement No.:___________________

        (3) Filing Party:___________________________________________________

        (4) Date Filed:_____________________________________________________

                            CHELSEA GCA REALTY, INC.


                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1998

                      -------------------------------------


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chelsea GCA Realty, Inc. (the "Company") will be held at The Eagle Rock Club, 4 Becker Farm Road, Roseland, New Jersey, on June 11, 1998 at 10:00 in the morning for the following purposes:

         1.     To elect one Director.

         2.     To approve the 1998 Employee Stock Purchase Plan.

         3.     To approve the Long Term Incentive Plan.

         4. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

         5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

          Stockholders of record at the close of business on April 17, 1998, shall be entitled to notice of, and to vote at, the meeting.


                                 By order of the Board of Directors

                                 Denise M. Elmer
                                 SECRETARY

Dated: April 30, 1998
       Roseland, New Jersey


          IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                            CHELSEA GCA REALTY, INC.
                             103 EISENHOWER PARKWAY
                           ROSELAND, NEW JERSEY 07068


                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


          The accompanying Proxy is solicited by the Board of Directors of Chelsea GCA Realty, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 11, 1998, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 17, 1998 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

          Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

          There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.

          On April 17, 1998, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 15,356,733 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda must receive the affirmative vote of a majority of the shares voted at the meeting in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

          It is expected that the following business will be considered at the meeting and action taken thereon:

                            1. ELECTION OF DIRECTORS

          Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at seven members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect one Class II Director at this Meeting to hold office for a three-year term until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Class I and Class III Directors will be elected at the Annual Meetings to be held in 2000 and 1999, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominee set forth below, who is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors is not aware that the nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominee and also with respect to each Director whose term of office will continue after this Meeting.

                              NOMINEE FOR ELECTION

                                                                YEAR
                                                                TERM
                                                                OF      SERVED
                               PRINCIPAL OCCUPATION AND         OFFICE  AS A
NAME                AGE         POSITIONS HELD                  WILL    DIRECTOR
                                                                EXPIRE  SINCE

Brendan T. Byrne    74     Senior partner in the law firm        2001    1993
                           of Carella, Byrne, Bain, Gilfillan,
                           Cecchi, Stewart & Olstein since
                           1982; Governor of New Jersey from
                           1974 to 1982; Prosecutor Essex
                           County (New Jersey), President of
                           the Public Utility Commission, Assignment
                           Judge of the New Jersey Superior Court,
                           Vice President of the National District
                           Attorneys Association, Trustee of Princeton
                           University, Chairman of the Princeton
                           University Council on New Jersey
                           Affairs, Chairman of the United States
                           Marshals Foundation, Commissioner of the
                           New Jersey Sports and Exposition Authority and Chairman of the National Commission on Criminal Justice Standards and Goals (1977);
                           serves on a Board of the National Judicial College.

                                        DIRECTORS WHOSE TERM OF OFFICE WILL
                                              CONTINUE AFTER MEETING

                                                               YEAR
                                                               TERM
                                                               OF      SERVED
                                  PRINCIPAL OCCUPATION AND     OFFICE   AS A
NAME            AGE               POSITIONS HELD               WILL    DIRECTOR
                                                               EXPIRE  SINCE

David C. Bloom  41          Chairman of the Board and Chief    1999     1993
                            Executive Officer of the
                            Company since 1993; founder and
                            principal of The Chelsea Group,
                            a predecessor of the Company
                            ("Chelsea") and President of
                            Chelsea from 1985 until
                            formation of the Company.

William D. Bloom  35        Executive Vice President of the
                            2000 1995 Company since 1993;
                            employed by Chelsea since 1986.

Robert Frommer    63        Principal of Robert Frommer         2000    1993
                            Associates, a real estate consulting
                            firm, since 1991; President of
                            PG&E Properties, Inc. since April
                            1993; President of The Harlan
                            Company from September 1987 to January
                            1991; Executive Vice President of
                            Urban Investment & Development
                            Company, a wholly-owned subsidiary of
                            Aetna Life & Casualty Company, from
                            1972 to 1984; Vice President for
                            Institutional Facilities for New
                            York University from 1984 to 1987.

Barry M. Ginsburg    60     Vice Chairman of the Company        1999    1993
                            since 1993; principal in Ginsburg
                            Craig Associates (a predecessor of
                            the Company) and its predecessor
                            companies from 1986 to 1993; employed
                            by Dansk International Designs, Ltd.
                            from 1966 through 1985
                            and corporate Chief Operating Officer
                            and Director from 1980 to 1985.

Philip D. Kaltenbacher 60   Chairman of the Board of             1999   1993
                            Directors and Chief Executive
                            Officer of Seton Company, a
                            manufacturer of leather; health care
                            products; industrial foams, films,
                            tapes, adhesives and laminates and
                            chemicals since 1974; Commissioner
                            of The Port Authority of New York
                            and New Jersey from September 1985
                            through February 1993, and
                            Chairman from September 1985 through
                            April 1990.

Reuben S. Leibowitz  50     Managing Director of E.M.            2000    1993
                            Warburg, Pincus & Co., LLC ("Warburg,
                            Pincus"), a  venture banking and
                            investment counseling firm;
                            associated with Warburg, Pincus since 1984.


          Mr. Leibowitz is a director of Grubb & Ellis Company and Lennar Corporation. Mr. Byrne is a director of Mack-Cali, Inc. David Bloom and William Bloom are brothers.

          The Company's Board of Directors has several committees, consisting of an Audit Committee, a Compensation Committee and an Executive Committee. The functions of the Audit Committee (which consists of Messrs. Byrne, Frommer and Kaltenbacher) include recommending to the Board of Directors the engaging and discharging of the independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the independence of the independent auditors, including the range of audit and non-audit fees, and reviewing the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee (which consists of Messrs. Byrne, Frommer and Leibowitz) include determining compensation for the Company's executive officers, and administering the Company's 1993 Stock Option Plan (the "Option Plan") and the Long Term Incentive Plan (the "Incentive Plan"). The Executive Committee consists of Messrs. D. Bloom, Ginsburg and Leibowitz.

          In the fiscal year ended December 31, 1997, there were two meetings of the Audit Committee, one meeting of the Compensation Committee and four meetings of the Board of Directors. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served.

COMPENSATION OF DIRECTORS

          The Company pays its directors who are not principals of or representatives of principals of the Company's predecessors an annual fee of $15,000 and a per meeting fee of $1,000 (for each directors' meeting attended), and each such director is reimbursed for expenses incurred in attending meetings. In addition, each such director has received 15,000 stock options at an exercise price equal to the closing price on the day the options were granted, with each such set of options vesting over five years.

EXECUTIVE COMPENSATION

          The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and to each of the four most highly compensated executive officers whose salary and bonus for 1997 exceeded $100,000:


                                            SUMMARY COMPENSATION TABLE
                                                                                       Long Term
                                                              Annual Compensation     Compensation
                                                                    Other
                                                                    Annual               Stock              All Other
                                          Salary      Bonus       Compensation          Options          Compensation(1)
Name and                 Year               $           $             $                    #                    $
Principal Position
---------------------------------------------------------------------------------------------------------------------------------

David C. Bloom            1997            280,000     165,200         -                  -                  9,500
 Chief Executive Officer  1996            232,313     139,388         -                  -                  9,500
                          1995            225,000      73,350         -                  -                  9,000


Leslie T. Chao            1997            189,271     131,543         -                  -                  9,374
 President                1996            180,688     108,413         -                  -                  9,231
                          1995            175,000      57,050         -                  -                  7,000


Thomas J. Davis           1997            177,225     120,513         -                  -                  9,500
 Chief Operating Officer  1996(2)         170,000     100,000         -                  -                  9,500
                          1995(3)            -           -            -                50,000                 -

William D. Bloom          1997            177,178     116,000         -                  -                  7,079
 Executive Vice President 1996            170,363      96,468         -                  -                  7,317
                          1995            165,000      53,790         -                  -                  8,232

Bruce Zalaznick           1997            175,833     116,929         -                  -                  9,500
 Executive Vice President 1996            170,000      76,932         -                20,000               9,500
                          1995            140,000      38,080         -                  -                  6,731


(1)   Consists of employee contributions to the Company's 401(k)
      Plan as a tax deferral.
(2)   Commenced employment in January 1996.
(3)   Entered into an employment agreement in December 1995.

OPTIONS GRANTED

          There were no stock options granted in 1997 to the executive officers named in the Summary Compensation Table.

          The table below sets forth information for the executive officers named in the Summary Compensation Table concerning option exercises during 1997 and outstanding options at December 31, 1997.

                   AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                       DECEMBER 31, 1997 OPTION/SAR VALUES

                                                                 Number of Securities               Value of Unexercised
                             Shares                              Underlying Unexercised              in-the-Money
                             Acquired on      Value              Options/SARs at                     Options/SARs at
  Name                       Exercise(#)     Realized ($)        December 31, 1997(#)                December 31, 1997($s)(1)
                                                           Exercisable       Unexercisable      Exercisable       Unexercisable
David C. Bloom                12,834          144,383           62,166          50,000            920,834            740,625
Leslie T. Chao                  -                -              36,000          24,000            533,250            355,500
William D. Bloom               4,278           60,962           31,722          24,000            469,882            355,500
Thomas J. Davis                 -                -              20,000          30,000            173,750            260,625
Bruce Zalaznick                1,800           27,000           20,200          28,000            277,213            326,750



(1) Assumes, for all unexercised in-the-money options, the difference between fair market value ($38.1875 per share) at December 31, 1997 and the exercise price of the options ranging from $23.375 to $29.50 per share.

          The table below sets forth information for the executive officers named in the Summary Compensation Table concerning performance units awarded during 1997.

                             LONG TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR(1)

                                                                                Estimated Future Payouts
                                                                          ------------------------------------------
                      Number of               Performance or Other
                      Shares, Units or        Period Until Maturation       Threshold        Target          Maximum
        Name          Other Rights (#)        or Payout (2)                  ($)             ($)             ($)

David C. Bloom         7,000                        5 years                   140,000        700,000         7,000,000
Leslie T. Chao         4,500                        5 years                    90,000        450,000         4,500,000
Thomas J. Davis        4,500                        5 years                    90,000        450,000         4,500,000
William D. Bloom       3,000                        5 years                    60,000        300,000         3,000,000
Bruce Zalaznick        3,000                        5 years                    60,000        300,000         3,000,000


(1) The Long Term Incentive Plan as described below in Proposal Number 3 is subject to stockholder approval.
(2)  Performance units were granted on March 13, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity's officers serve either on the Company's Board of Directors or Compensation Committee. During 1996 and 1997, Mr. Frommer received $240,318 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997. In addition, Mr. Frommer and the Company entered into a consulting agreement effective August 1, 1997. See "Certain Relationships and Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee currently consists of Brendan T. Byrne, Robert Frommer and Reuben S. Leibowitz. The Compensation Committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company's other executive officers, determining awards under, and administering, the Option Plan and Incentive Plan and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company's philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company's highly competitive industry. The Company's compensation program for 1997 consisted of salary and bonuses designed to motivate individuals to enhance the long-term value of the Company's stock and grants of performance units under the Incentive Plan.

          The amount of compensation to be paid to an executive officer is generally based upon the Compensation Committee's subjective analyses of each individual's performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. The Committee did not use any specific qualitative or quantitative measures or factors in assessing individual performance. In 1998, the Compensation Committee increased the salary of each of its executive officers based on the performance of the Company in 1997 and upon its knowledge of salaries paid by competitors of the Company as disclosed in public documents.

          The Company has established a bonus plan for the Senior Executives which has been approved by the Compensation Committee and provides for bonuses of up to 50% in 1995, 75% in 1996 and 100% in 1997 and beyond of the Senior Executive's base salary. The award of any bonus compensation, however, is dependent on meeting or exceeding the Company's internal funds from operations forecast. Bonus compensation levels above the forecast will be established at the discretion of the Compensation Committee.

          Stock-based compensation is also an important element of the Company's compensation program. The Option Plan was adopted and approved by the Board of Directors on October 20, 1993 and amended November 30, 1995 to allow the Company to grant options to purchase shares of the Company. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the Option Plan, the size of a particular award based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed to the Company's performance. The Compensation Committee believes awards pursuant to the Option Plan align the interests of management with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such options only if the other shareholders of the Company also benefit. The purpose of the Option Plan is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. All options granted under the Option Plan have been granted at the fair market value of the Company's Common Stock on the date of grant. The number of options that the Compensation Committee grants to executive officers is based on individual performance and level of responsibility. Since stock options are tied to the future performance of the Company's Common Stock, they will provide value only if the price of the Company's Common Stock exceeds the exercise price of the options.

          Certain of the Company's executive officers also participate in the Incentive Plan, which is designed to provide a strong incentive to participants to improve the Company's performance. In addition, the Incentive Plan requires the continued employment of participants over five years in order to receive the full benefits under the Incentive Plan. Awards under the Incentive Plan generally replaced the granting of stock options in 1997. The number of units awarded under the Incentive Plan was based on individual performance and level of responsibility.

          The Chief Executive Officer's compensation for 1997 was based on the same performance and other criteria as summarized in the preceding paragraphs relative to all executive officers.

          The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than performance-based compensation. The Compensation Committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers. The Incentive Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code.

                           THE COMPENSATION COMMITTEE

                                Brendan T. Byrne
                                 Robert Frommer
                               Reuben S. Leibowitz

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

          The following line graph sets forth for the period October 26, 1993, the date on which trading of the Company's Common Stock commenced, through December 31, 1997, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index and the index of the four other publicly traded factory outlet REITs ("Outlet REIT Peer Group"), prepared by SNL Securities. The Outlet REIT Peer Group consists of FAC Realty Trust, Inc., Horizon Group Inc., Prime Retail, Inc. and Tanger Factory Outlet Centers, Inc.

          The graph assumes that the shares of the Company's Common Stock were bought at the initial public offering price of $27.50 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The NAREIT Equity REIT Total Return Index, which is only published monthly based on the last closing prices of the preceding month, has been prorated for the month of October 1993 to arrive at the beginning index used in this graph.

         The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            CHELSEA GCA REALTY, INC.
                            TOTAL RETURN PERFORMANCE






                                                                          Period Ending
                                           ----------------------------------------------------------------------------------
                   Index                     10/26/93       12/31/93       12/31/94      12/31/95      12/31/96      12/31/97
-----------------------------------------------------------------------------------------------------------------------------------
Chelsea GCA Realty, Inc.                      100.00         99.73         107.28         127.49        158.78        187.40
NAREIT All Equity REIT INDEX                  100.00         94.12          96.89         111.56        151.40        182.08
Outlet REIT Peer Group                        100.00         93.84          93.76          95.75        102.12        103.76

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of March 31, 1998, to the knowledge of the Company, the following is a schedule of all persons who beneficially owned more than 5% of the outstanding stock of the Company:

                                            Number of Shares          Percent
Name and Address                            Beneficially Owned        of Stock

Simon De Bartolo Group, L.P.                  1,408,450                 9.2%
115 West Washington Street
Indianapolis, IN  46209

LaSalle Advisors Limited Partnership          1,405,167                 9.2%
ABKB/LaSalle Securities Limited Partnership
11 South LaSalle Street
Chicago, IL 60603

David C. Bloom                                  968,891                 5.9%
c/o Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, NJ 07068(1)


(1) Includes limited partnership interests in the Partnership (the "Units") convertible into shares of Common Stock of the Company and vested options to purchase shares of Common Stock under the Company's Option Plan.

          The following table sets forth information concerning the security ownership of directors and executive officers as of March 31, 1998.

                                           Number of Shares            Percent
Name and Address                           Beneficially Owned (1)      of Stock

David C. Bloom(2)                              968,891                   5.9%
William D. Bloom (2)                           435,235                   2.8%
Brendan T. Byrne (2)                            12,000                    *
Leslie T. Chao(2)                              204,095                   1.1%
Thomas J. Davis(2)                              20,000                    *
Robert Frommer(2)                               16,441                    *
Barry M. Ginsburg(3)                           515,218                   3.3%
Philip D. Kaltenbacher(2)(4)                   387,619                   2.5%
Reuben S. Leibowitz(5)                          15,600                    *
Bruce Zalaznick(2)                              22,000                    *
Directors and Executive                      2,735,027                  15.2%
officers as a group(6)
 (19 persons)


--------------------
*       Less than 1%

 (1) Includes Units which are convertible into shares of Common Stock of the Company.
(2) Includes vested options to purchase shares of Common Stock granted under the 1993 Stock Option Plan.
(3) Includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr. Ginsburg's family.
(4) Includes 185,931 Units owned by Mr. Kaltenbacher as trustee for his daughters and 1,000 Units owned by Mr. Kaltenbacher's wife, as to which Mr. Kaltenbacher disclaims beneficial ownership.
(5) Includes 2,500 shares of Common Stock owned by the wife of Mr. Leibowitz, 2,000 shares of Common Stock owned by a foundation and 600 shares of Common Stock owned by the children of Mr. Leibowitz. Mr. Leibowitz disclaims beneficial ownership of all these shares.
(6) Includes Units convertible into 2,322,058 shares of Common Stock and vested options to purchase 367,038 shares of Common Stock granted under the Option Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          America Direct Outlets, a company formerly 50%-owned by Philip D. Kaltenbacher and presently 100%-owned by a trust for the benefit of the wife of Edward Bloom, a brother of David and William Bloom, rents a total of 51,046 square feet of GLA (1.2% of the Company's total GLA) from the Company in eleven centers. The gross annual rental (including expense reimbursements) for such space was $1,493,000 in 1997. Management considers these rentals to be at fair market value.

          During 1996 and 1997, Robert Frommer received $240,318 in fees and expenses for consulting services performed in connection with the Company's acquisition of Waikele Factory Outlet Stores on March 31, 1997. Effective August 1, 1997, Mr. Frommer and the Company entered into a Consulting Agreement pursuant to which Mr. Frommer agreed to perform services for the Company in connection with the development and operation of manufacturers outlet centers in Japan and Hawaii. The agreement provides for a payment of $10,000 per month and expires December 31, 2001, unless terminated effective December 31, 1999 on at least six months prior notice. If the Company elects to terminate the agreement, it shall pay to Mr. Frommer the amount of $40,000. In addition, during the agreement and for four years after the agreement ends, Mr. Frommer will be entitled to a fee of 1% of the development costs, up to a maximum amount of $500,000 per project, on all projects in which he was involved in Japan or Hawaii. During 1997, Mr. Frommer received $54,377 for fees and expenses under this agreement.

          In March 1997, the Company loaned Thomas J. Davis the amount of $115,000, which is due in five years, together with interest at the rate of 7.5% per annum.

          All transactions in which a director is an interested party, including any interest in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

          David C. Bloom guarantees certain of the Company's obligations under a lease for one of the Company's properties. The Company has indemnified him from and against any liability which he may incur pursuant to this guaranty.

          The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of Common Stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such Common Stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          The Company believes that during 1997 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

                   2. APPROVAL OF THE CHELSEA GCA REALTY, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

          The Board of Directors of the Company, subject to shareholder approval, has adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors believes that the Purchase Plan will provide a convenient method for the Company's employees to purchase Common Stock, encourage such employees to continue in the employ of the Company and motivate them to exert their best efforts on behalf of the Company and its subsidiaries. If the Purchase Plan is approved by the shareholders at the Annual Meeting, it will be effective as of July 1, 1998.

          The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan.

          The Purchase Plan covers an aggregate of 500,000 shares of Common Stock (subject to adjustment for stock splits or other changes in the Common Stock).

          The Purchase Plan will be administered by a committee ("Committee") of one or more members appointed by the Board of Directors or its delegate.

          Employees who are eligible to participate in the Purchase Plan are employees who have been in the employ of the Company or a participating subsidiary for five months or more and who customarily work more than 20 hours per week, other than (1) employees who are "highly compensated employees" (as defined in Section 414(q) of the Code) and are subject to Section 16 of the Securities Exchange Act of 1934, and (2) any employee who owns 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary, taking into account certain attribution rules.

          The Purchase Plan authorizes grants of options to purchase Common Stock to eligible employees pursuant to one or more offerings to be made under the Purchase Plan. Unless the Committee decides otherwise, the Purchase Plan will be implemented by consecutive three-month offerings (each an "Option Period"), with the first Option Period being from the date the Purchase Plan becomes effective through the next March 31st, June 30th, September 30th or December 31st, whichever is earlier. Thereafter, Option Periods will commence on each subsequent January 1, July 1, April 1, or October 1 and terminate three months thereafter until the Purchase Plan is terminated or no additional shares of Common Stock are available for purchase under the Purchase Plan. No eligible employee may be granted an option which provides the employee the right to purchase stock under all employee stock purchase plans of the Company or a subsidiary which accrues at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year.

          The Company will grant to each eligible employee the right to become a participant in the Purchase Plan. Participants in the Purchase Plan will have deducted from their compensation a percentage to be applied toward the purchase of shares of Common Stock of the Company. Each eligible participant is empowered to authorize deductions of up to a maximum of 10% of the employee's weekly base pay and any bonus or similar compensation. On the date on which a particular Option Period begins, participants will automatically be granted (subject to the $25,000 annual limitation described above) an option to purchase the number of whole and fractional shares of Common Stock which such employee's accumulated payroll deductions will purchase as of the date such Option Period terminates. The price at which the shares may be purchased in any Option Period under the Purchase Plan shall be the lower of: (a) 85% of the fair market value of the stock on the first day of the Option Period and (b) 85% of the fair market value of the stock on the last day of the Option Period. Provisions are included in the Purchase Plan for termination of participation, increase or reduction of payroll deductions, and the effect of death or termination of employment.

          The Purchase Plan will terminate after five years unless terminated earlier by the Board of Directors or its delegate.

          The Board of Directors or its delegate may at any time amend, suspend or terminate the Purchase Plan. However, the Board of Directors or its delegate may not, without shareholder approval, increase the number of shares issuable under the Purchase Plan.

          An employee generally will not be subject to income taxation upon the grant or exercise of an option under the Purchase Plan. Pursuant to Section 423(a) of the Code, an employee will generally only be entitled to the benefits of Section 421(a) of the Code if the employee refrains from disposing of Common Stock purchased under the Plan for a period of two years from the commencement of the applicable Option Period and one year from the date of transfer of such stock to him or her or if the employee dies while owning such stock. Upon such a disposition or death there will be included in the employee's gross income an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of such disposition or death over the purchase price or (ii) the excess of the fair market value of the stock at the commencement of the Option Period over the purchase price computed as if the stock had been purchased on the first day of the Option Period. Any such amount included in the employee's gross income will be treated as ordinary income. The employee's basis in the stock will be increased by the amount of ordinary income recognized and any remaining gain upon such a disposition will generally be treated as capital gain, which will be mid-term or long-term gain depending on the holding period of the stock. Any loss upon such a disposition will generally be treated as capital loss. The Company will not be entitled to a federal income tax deduction if the employee qualifies for the above-described tax treatment.

          If an employee makes a disposition of the Common Stock before the expiration of the time period described above, then ordinary income will be recognized by the employee in the year of making such a disposition. The amount of ordinary income recognized will be equal to the excess of the stock's fair market value on the date of purchase over its purchase price. The employee's basis in the stock will equal the sum of the purchase price and the amount of ordinary income recognized. Any additional gain or any loss realized upon a disposition of the Common Stock will be treated as capital gain or loss, which may be short-term, mid-term or long-term depending on the holding period. The Company will be entitled to a corresponding deduction in the year in which the employee recognizes ordinary income.

          The price of the Common Stock as reported on the New York Stock Exchange at the close of business on April 21, 1998 was $38.25 per share.

          The affirmative vote of holders of a majority of the shares of stock of the Company present, or represented by proxy, and entitled to vote at the meeting is required for approval of the Chelsea GCA 1998 Stock Purchase Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHELSEA GCA 1998 EMPLOYEE STOCK PURCHASE PLAN.

                   3. APPROVAL OF THE LONG TERM INCENTIVE PLAN

          In 1997, the Compensation Committee approved The Long Term Incentive Plan (the "Incentive Plan") pursuant to which the Compensation Committee may grant performance units to participants, the payment of which is contingent on the meeting of performance goals during a performance period established by the Committee.

          Performance units are valued based on the Company's cumulative compound growth rate in funds from operations ("FFO") over a five-year performance period and each unit has a target value of $100 based on the Company achieving a 10% cumulative compound growth rate in FFO during this performance period. The Company believes that FFO should be considered in conjunction with net income, to facilitate a clearer understanding of the operating results of the Company. The Company considers FFO an appropriate measure of performance for an equity real estate investment trust.

          Under the Incentive Plan, units vest based on continued service to the Company, with 20% vesting after three years, 40% vesting after four years and 100% vesting after five years. Performance units held in reserve may be awarded during the performance period in recognition of individual performance and contribution to the Company's long term success. Final valuation of performance units is determined by multiplying the number of performance units granted times the performance unit value based on the five-year cumulative compound growth rate in FFO. This value will be paid at the end of the fifth year in the form of cash.

          In the event of termination of a participant under the Incentive Plan, all unvested performance units will be cancelled. All vested units will be valued and paid based on the reason for termination. In the event of death or disability, payment will be based on performance to the date of termination. For other events of termination, units will be paid at the end of the performance period at the lower of the value at the end of the performance period or the date of termination.

          Under the Budget Reconciliation Act of 1993, compensation to any individual employee in excess of $1 million per year is not deductible as a business expense unless such compensation is incentive based (i) as provided by pre-determined standards, with the outcome substantially in doubt at the time the standards are set, (ii) is payable in accordance with a plan approved by an independent Compensation Committee (or independent subcommittee thereof), and
(iii) such plan has been approved by the stockholders. In order to preserve the maximum tax deductions available to the Company in the event an individual were to receive annual compensation in excess of $1 million as a result of the Incentive Plan, the stockholders are requested to ratify and approve the Incentive Plan.

          The affirmative vote of holders of a majority of the shares of stock of the Company present, or represented by proxy, and entitled to vote at the meeting is required for approval of the Incentive Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

                     4. APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                5. OTHER MATTERS

STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 1998 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

          At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


                                      Denise M. Elmer
                                      SECRETARY

Dated: April 30, 1998

                                      PROXY

                            CHELSEA GCA REALTY, INC.
               1998 ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned stockholder of CHELSEA GCA REALTY, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on June 11, 1998, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                     SEE REVERSE
  SIDE                                                            SIDE

                                   DETACH HERE
    Please mark
/X/ vote as in this
    example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED BELOW, FOR THE APPROVAL OF THE CHELSA GCA 1998 EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPROVAL OF THE LONG TERM INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. To elect one               2. To approve the Chelsea  FOR  AGAINST   ABSTAIN
   nominee for director:         GCA 1998 Stock          / /   /  /       / /
  Nominee:  Brendan T. Byrne     Purchase Plan
 /  /  FOR /  / WITHHELD
                              3. To approve the Long     FOR  AGAINST   ABSTAIN
 /  /________________________    Term Incentive Plan.    / /   /  /       /  /
  For the nominee except as
  noted above                 4. To ratify the appoint-  FOR  AGAINST   ABSTAIN
                                 ment of Ernst & Young   /  /   /  /      /  /
                                 as indepdent auditors for
                                 the fiscal year ending December
                                 31,  1998.

                              5. With discretionary      FOR   AGAINST  ABSTAIN
                                 authority upon such     / /     /  /     /  /
                                 other matters as
                                 may properly come before
                                 this meeting.


                                 MARK HERE IF YOU PLAN               /  /
                                 TO ATTEND THE MEETING

                                 MARK HERE FOR ADDRESS               /  /
                                 CHANGE AND NOTE AT LEFT

                                 Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature_____________ Date_____ Signature____________________ Date____________

                            CHELSEA GCA REALTY, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN


     Chelsea GCA Realty, Inc., a Maryland corporation, hereby adopts this 1998 Employee Stock Purchase Plan (the "Plan") as of the Effective Date. The purposes of this Plan are as follows:

                   (1) To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

                   (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries.

1.       DEFINITIONS.

         Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                   (a) "Code" means the Internal Revenue Code of 1986, as amended.

                   (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 10.

                   (c) "Company" means Chelsea GCA Realty, Inc., a Maryland corporation.

                   (d) "Dates of Exercise" means the dates as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Dates of Exercise are the last day of March, June, October and December on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was granted.

                   (e) "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3(a).

                   (f) "Eligible Compensation" means total cash compensation received from the Company or a Participating Subsidiary as regular compensation during an Option Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but excludes relocation expense reimbursements, foreign service premiums, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Participating Subsidiary.

                   (g) "Effective Date" means ____________, 1998.

                   (h) "Eligible Employee" means any employee of the Company or a Participating Subsidiary who meets the following criteria:

                           (1) the employee does not, immediately after the
                  Option is granted, own (within the meaning of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary;

                           (2) the employee has completed at least five months
                  of employment for the Company or a Subsidiary;

                           (3) the employee's customary employment is more than
                  20 hours a week; and

                           (4) the employee is not a highly compensated employee
                  within the meaning of Section 414(q) of the Code who is also an officer, director or beneficial owner of more than ten percent of the Stock of the Company within the meaning of
                  Section 16 of the Securities Exchange Act of 1934.

                   (i) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

                   (j) "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the March 31, June 30, September 30 or December 31 immediately following the Date of Grant, whichever is earlier, or ending on such other date as the Committee shall determine. No Option Period may exceed 27 months from the Date of Grant.

                   (k) "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).

                   (l) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

                   (m) "Participating Subsidiary" means any present or future Subsidiary that the Committee designates to be eligible to participate in the Plan, and that elects to participate in the Plan.

                   (n) "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to paragraph 3(c) amounts received from Participants for the purchase of Stock under the Plan.

                   (o) "Plan" means this 1998 Employee Stock Purchase Plan.

                   (p) "Plan Year" means the calendar year.

                   (q) "Stock" means shares of common stock, par value $.01 per share, of the Company.

                   (r) "Stock Purchase Account" means the account established and maintained by the Company to which shall be credited pursuant to paragraph 4(c) Stock purchased upon exercise of an Option under the Plan.

                   (s) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.       STOCK SUBJECT TO PLAN.

         Subject to the provisions of paragraph 8 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate ____________________, and may be newly issued shares or treasury shares or shares bought in the market, or otherwise, for purposes of the Plan.

3.       GRANT OF OPTIONS.

                   (a) GENERAL STATEMENT. The Company shall grant Options under the Plan to all Eligible Employees on January 1, April 1, July 1 and/or October 1 of each Plan Year or on such other date as the Committee shall designate. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, for as many full and fractional shares of Stock as the Eligible Employee may purchase with up to 10% of the Eligible Compensation he or she receives during the Option Period (or during any portion of the Option Period as the Eligible Employee may elect to participate).

                   (b) ELECTION TO PARTICIPATE. Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph (c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to any Eligible Employee may not exceed the limitation stated in subparagraph (d). A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to paragraph 3(c).

                   (c) PERIODIC DEPOSIT ACCOUNTS. The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under paragraph 4(c) and no portion of a Participant's Periodic Deposit Account shall be refunded to him or her.

                   Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or by other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election amount at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but change will not affect the amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

                   (d) $25,000 LIMITATION. No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

4.        EXERCISE OF OPTIONS.

                   (a) GENERAL STATEMENT. On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

                   (b) OPTION PRICE DEFINED. The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to the lower of 85% of the fair market value of a share of Stock as of the Date of Grant or the applicable Date of Exercise. The fair market value of a share of Stock as of an applicable Date of Grant or Date of Exercise shall be the closing or last sale price of a share of Stock on the New York Stock Exchange on such date.

                   (c) STOCK PURCHASE ACCOUNTS; STOCK CERTIFICATES. The Company shall maintain a Stock Purchase Account for each Participant to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to paragraph 4(a), the Company shall credit to the Participant's Stock Purchase Account the whole and/or fractional shares of Stock purchased at that time.

          Except as provided in paragraph 5, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

5.        RIGHTS ON RETIREMENT, DEATH, TERMINATION OF EMPLOYMENT.

          If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing with respect to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be returned to the Participant or used on the next Date of Exercise in that Option Period to purchase Stock under paragraph 4, based upon the election by the Participant or his or her personal representative. Such a Participant's Stock Purchase Account shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after such Date of Exercise.

          Notwithstanding anything in this Plan to the contrary and except to the extent permitted under Section 423(a) of the Code, a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise ceases to be employed by the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary.

6.       RESTRICTION UPON ASSIGNMENT OF OPTIONS; RESTRICTION UPON DISPOSITION
OF STOCK.

          An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

7.        NO RIGHTS OF STOCKHOLDER UNTIL EXERCISE OF OPTION.

          A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

 8.       CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION.

          If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares of securities of the Company, or there has been any other change in the capitalization of the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spinoff or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and to the Option Exercise Price or prices applicable to such outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares which may be offered in the Options shall also be proportionately adjusted. No adjustments to outstanding Options shall be made for dividends paid in the form of stock.

9.        USE OF FUNDS; REPURCHASE OF STOCK.

          All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purchase. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

10.       ADMINISTRATION BY COMMITTEE.

                   (a) APPOINTMENT OF COMMITTEE. The Board of Directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the Board of Directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such Board of Directors, or its delegate.

                   (b) DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

                           (1) determine when the initial and subsequent Option Periods will commence;

                           (2)    interpret the Plan and the Options;

                           (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and Section 423 of the Code; and

                           (4)    interpret, amend, or revoke any such rules.

          In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons who carry out any or all of such responsibilities.

                   (c) MAJORITY RULE. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                   (d) Compensation; Professional Assistance; Good Faith Actions. Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as may be determined by the Board of Directors of the Company, or its delegate. All expenses and liabilities incurred by members of the Committee in connection with administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

11.       NO RIGHTS AS AN EMPLOYEE.

          Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

12.       TERM OF PLAN.

          No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after five years from the commencement of the initial Option Period.

13.       AMENDMENT OF THE PLAN.

          The Board of Directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the outstanding voting power present, or represented by proxy, and entitled to vote shall be required to amend the Plan to increase the number of shares of Stock reserved for the Options under the Plan.

14.       EFFECT UPON OTHER PLANS.

          The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

15.       NOTICES.

          Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services.

16.       TITLES.

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.